UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2008

PANGLOBAL BRANDS INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of Incorporation)

000-1349532
(Commission File Number)

20-8531711
(I.R.S. Employer Identification Number)

5608 South Soto Street, Suite 102 Huntington Park, California 90255
(Address of principal executive offices, including zip code)

323.226 -6500
(Registrant's telephone Number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.02 Results of Operation and Financial Condition.

On April 2, 2008 we released a press release disclosing that we will record our best quarterly sales revenue yet for our second quarter ended March 31, 2008. We disclosed that we expect sales revenue for the three months ended March 31, 2008 to total approximately $3,098,000 compared to sales revenue of ($137,000) reported for the three months ended March 31, 2007. We also reported that we expect year-to-date sales revenue for the six months ended March 31, 2008 to total approximately $3,218,000 compared to the $180,623 reported for the six months ended March 31, 2007.

The complete press release is attached as an exhibit to this current report.

Item 9.01 Financial Statements and Exhibits

99.1	Press Release dated April 2, 2008*

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANGLOBAL BRANDS INC.

Per:

/s/ Charles Lesser
Charles Lesser
Chief Financial Officer

Dated: April 2, 2008